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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     March 3, 2005
                                                -------------------------------

                            ROCKY SHOES & BOOTS, INC.
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             (Exact name of registrant as specified in its charter)

             Ohio                        0-21026                 31-1364046
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)         Identification No.)

        39 East Canal Street, Nelsonville, Ohio                45764
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       (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code   (740) 753-1951
                                                   ----------------------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 3, 2005, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Rocky Shoes & Boots, Inc. (the "Company") took the following actions:

2005 Base Salary Increases

         Effective January 1, 2005, the Compensation Committee increased the base salaries of the executive officers of the Company, including those who will be the "named executive officers" (as defined by Item 402(a)(3) of Regulation S-K) for purposes of the Company's proxy statement for the 2005 annual meeting of shareholders. The base salaries of the Company's executive officers for 2005 are as follows:

                 Name                                    2005 Base Salary
                 ----                                    ----------------

Mike Brooks                                                  $350,000
         Chairman of the Board and
         Chief Executive Officer

David Sharp                                                  $285,000
         President and Chief Operating
         Officer

James E. McDonald                                            $230,000
         Executive Vice President,
         Chief Financial Officer and
         Treasurer

Board of Directors Compensation

         The Compensation Committee also approved the following cash compensation structure for the directors who are not also employees or officers of the Company. Beginning in fiscal 2005, cash compensation for non-employee directors will include the following:

         o an annual retainer of $10,000 for service on the Board of Directors, payable in shares of the Company's common stock;

         o an annual retainer of $5,000 for service as Chairman of the Audit Committee;

         o an annual retainer of $2,000 for service as Chairman of the Compensation Committee;

         o an annual retainer of $2,000 for service as Chairman of the Nominating and Corporate Governance Committee;

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         o        $1,500 for each Board meeting attended;

         o        $750 for each committee meeting attended; and

         o        $500 for each telephonic Board or committee meeting attended.

         In addition, pursuant to the Company's 2004 Stock Incentive Plan, each of the non-employee directors is granted an option to purchase 5,000 share of the Company's common stock each year. The exercise price of such options equals 100% of the fair market value of the shares on the date of grant. The options are not exercisable until a period of one year from the date of grant and terminate on the sixth anniversary of the date of grant.

         On January 3, 2005, the Board of Directors authorized the grant of options to purchase 5,000 shares at an exercise price of $29.80 per share to each of the seven non-employee directors of the Company. The Board of Directors also authorized the grant of 335 shares of the Company's common stock (valued at approximately $10,000 on the date of grant) as a retainer to each of the seven non-employee directors. The shares are fully vested as of the date of grant but are not tradable in the public markets until one year after the date of grant. The information contained in the Company's Current Report on Form 8-K, dated January 3, 2005, and filed with the Securities and Exchange Commission on January 7, 2005, is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (d)(3) On March 3, 2005, Harley E. Rouda, Jr. resigned from the Audit Committee of the Company's Board of Directors and J. Patrick Campbell was appointed to fill the vacancy created thereby. The Board of Directors has determined that Mr. Campbell is independent as defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and therefore the Audit Committee continues to meet the requirements of NASD Rule 4350(d)(2).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ROCKY SHOES & BOOTS, INC.


Date:  March 8, 2005                   By:  /s/ James E. McDonald
                                           ------------------------------------
                                           James E. McDonald, Executive Vice
                                           President and Chief Financial Officer



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